EX-28.h.2

NATIONWIDE VARIABLE INSURANCE TRUST

ADMINISTRATIVE SERVICES PLAN

Effective May 1, 2007

Amended March 12, 2025*

Section 1. This Administrative Services Plan (the “Plan”) constitutes the administrative services plan for the classes of the funds as listed on Exhibit A (collectively, the “Funds”), each a series of Nationwide Variable Insurance Trust (the “Trust”), and is adopted upon review and approval by the Board of Trustees (the “Board”) of the Trust.

Section 2. The administrator of the Funds is authorized to execute and deliver, in its own name but on behalf of the Funds, written agreements (“Servicing Agreements”) with financial institutions which are shareholders of record or which have a servicing relationship (“Service Organizations”) with the beneficial owners of a class of a Fund’s shares of beneficial interest (“Shares”). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in a Fund’s applicable Prospectus to their customers who own of record or beneficially Shares. In consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at an annual rate not to exceed the rates listed on Exhibit A for each class of shares owned of record or beneficially by such Service Organization’s customers. The actual fees payable under each Service Agreement shall be based on the protocol approved by the Board as presented by the administrator. Any bank, trust company, thrift institution, broker-dealer, insurance company or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by a Fund with respect to its Shares in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

Section 3. So long as this Plan is in effect, the administrator shall provide to a Fund’s Board, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made. In addition, the administrator shall provide to the Board an annual report on all Service Agreements in effect for the Trust.

Section 4. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved by a vote of a majority of the Trustees who are not “interested persons” of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on the Plan, provided, however, that the Plan is not implemented prior to the effective date of the post-effective amendment to a Fund’s registration statement describing the Plan and its implementation with respect to that Fund.

Section 5. Unless sooner terminated, this Plan shall continue until January 1, 2026, and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

Section 6. This Plan may be amended at any time with respect to a Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

Section 7. This Plan is terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

Section 8. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees of the Trust.

Section 9. This Plan has been adopted as of May 1, 2007, as amended March 12, 2025.

Section 10. The Trust is a statutory trust organized under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq) and under an Agreement and Declaration of Trust and any and all amendments thereto. Pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

NATIONWIDE VARIABLE INSURANCE TRUST

ADMINISTRATIVE SERVICES PLAN

Effective May 1, 2007

Amended March 12, 2025

Name of Fund
NVIT AQR Large Cap Defensive Style Fund
NVIT Government Bond Fund
NVIT Government Money Market Fund
NVIT Multi-Manager Small Company Fund
NVIT BlackRock Equity Dividend Fund
NVIT Loomis Short Term High Yield Fund
NVIT Amundi Multi Sector Bond Fund
NVIT Multi-Manager Small Cap Value Fund
NVIT Mid Cap Index Fund
NVIT Small Cap Growth Fund
NVIT Fidelity Institutional AM® Emerging Markets Fund
NVIT International Equity Fund
NVIT Investor Destinations Aggressive Fund
NVIT Investor Destinations Moderately Aggressive Fund
NVIT Investor Destinations Capital Appreciation Fund
NVIT Investor Destinations Moderate Fund
NVIT Investor Destinations Balanced Fund
NVIT Investor Destinations Moderately Conservative Fund
NVIT Investor Destinations Conservative Fund
NVIT S&P 500 Index Fund
NVIT American Funds Growth Fund
NVIT American Funds Global Growth Fund
NVIT American Funds Asset Allocation Fund
NVIT American Funds Bond Fund
NVIT American Funds Growth-Income Fund
NVIT Bond Index Fund
NVIT International Index Fund
NVIT Small Cap Index Fund
NVIT Jacobs Levy Large Cap Growth Fund
NVIT Allspring Discovery Fund
NVIT NS Partners International Focused Growth Fund
NVIT Loomis Core Bond Fund
NVIT Calvert Equity Fund
NVIT Jacobs Levy Large Cap Core Fund
NVIT Real Estate Fund
NVIT Blueprint Conservative Fund
NVIT Blueprint Moderately Conservative Fund
NVIT Blueprint Balanced Fund
NVIT Blueprint Moderate Fund
NVIT Blueprint Capital Appreciation Fund
NVIT Blueprint Moderately Aggressive Fund
NVIT Blueprint Aggressive Fund
NVIT Victory Mid Cap Value Fund
NVIT Loomis Short Term Bond Fund

NVIT Putnam International Value Fund
NVIT BNY Mellon Dynamic U.S. Core Fund
NVIT BNY Mellon Dynamic U.S. Equity Income Fund
NVIT Blueprint Managed Growth Fund
NVIT Blueprint Managed Growth & Income Fund
NVIT Investor Destinations Managed Growth Fund
NVIT Investor Destinations Managed Growth & Income Fund
NVIT Managed American Funds Asset Allocation Fund
NVIT Managed American Funds Growth-Income Fund
NVIT BlackRock Managed Global Allocation Fund
NVIT DoubleLine Total Return Tactical Fund
NVIT iShares® Fixed Income ETF Fund
NVIT iShares® Global Equity ETF Fund
NVIT J.P. Morgan U.S. Equity Fund
NVIT J.P. Morgan Digital Evolution Strategy Fund
NVIT J.P. Morgan Large Cap Growth Fund
NVIT J.P. Morgan US Technology Leaders Fund
NVIT J.P. Morgan Inflation Managed Fund
NVIT Fidelity Institutional AM® Worldwide Fund
NVIT NASDAQ-100 Index Fund

*	As approved by the Board of Trustees at its meeting held on March 11-12, 2025.

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

•	25 basis points (0.25%) of the average daily net assets of the Class I, Class II, Class D or Class VIII shares of a Fund

•	20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund

•	10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund

•	12 basis points (0.12%) of the average daily net assets of the Class X and Class Z shares of the NVIT BNY Mellon Dynamic U.S. Equity Income Fund

•	1 basis point (0.01%) of the average daily net assets of the Class X and Class Z shares of the NVIT Putnam International Value Fund

•	12 basis points (0.12%) of the average daily net assets of the Class Z shares of the NVIT Investor Destinations Capital Appreciation Fund

•	19 basis points (0.19%) of the average daily net assets of the Class Z shares of the NVIT Managed American Funds Asset Allocation Fund.

The amount to be paid by each Class will be a Class expense.

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